Exhibit (a)(xiii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                         MONEY MARKET OBLIGATIONS TRUST

                                Amendment No. 13
                              DECLARATION OF TRUST
                              dated October 3, 1988


Effective September 1, 1999, this Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5.  Establishment and Designation of Series or Class."

         Without limiting the authority of the Trustees set forth herein, to establish and designate any additional series or class or to modify the rights or preferences of any existing series or class, the series and classes have been established and designated as:

                               Alabama Municipal Cash Trust
                               Arizona Municipal Cash Trust
                               Automated Cash Management Trust
                                 Cash II Shares
                                 Institutional Service Shares
                               Automated Government Cash Reserves
                               Automated Government Money Trust
                               Automated Treasury Cash Reserves
                               California Municipal Cash Trust
                               Connecticut Municipal Cash Trust
                               Federated Master Trust
                               Federated Short-Term U.S. Government Trust
                               Federated Tax-Free Trust
                               Florida Municipal Cash Trust
                                 Cash II Shares
                                 Institutional Shares
                               Georgia Municipal Cash Trust
                               Government Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Government Obligations Tax Managed Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Liberty U.S. Government Money Market Trust
                                 Class A Shares
                                 Class B. Shares
                               Liquid Cash Trust
                               Maryland Municipal Cash Trust
                               Massachusetts Municipal Cash Trust
                               Michigan Municipal Cash Trust
                               Minnesota Municipal Cash Trust
                                 Cash Series Shares
                               Money Market Management, Inc.
                               Money Market Trust
                               Municipal Obligations Fund
                               New Jersey Municipal Cash Trust
                                 Institutional Shares
                               New York Municipal Cash Trust
                                 Cash II Shares
                                 Institutional Service Shares
                               North Carolina Municipal Cash Trust
                               Ohio Municipal Cash Trust
                                 Cash II Shares
                               Pennsylvania Municipal Cash Trust
                                 Cash Series Shares
                               Prime Cash Obligations Fund
                               Prime Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Prime Value Obligations Fund
                               Tax-Free Instruments Trust
                               Tax-Free Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                               Tennessee Municipal Cash Trust
                               Treasury Obligations Fund
                                 Institutional Shares
                                 Institutional Service Shares
                                 Institutional Capital Shares
                               Trust for Government Cash Reserves
                               Trust for Short-Term U.S. Government Securities Trust for U.S. Treasury Obligations
                               U.S. Treasury Cash Reserves
                                 Institutional Service Shares
                                 Institutional Shares
                               Virginia Municipal Cash Trust

         The establishment and designation of any series or class of shares in addition to those established and designated above shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment tot his Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such series or class, or as otherwise provided in such instrument.

         The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of May, 1999.

         WITNESS the due execution hereof this 19th day of August, 1999.


/s/ John F. Donahue                        /s/ Peter E. Madden
John F. Donahue                            Peter E. Madden

/s/ Thomas G. Bigley                       /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                           Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.                    /s/ John E. Murray, Jr.
John T. Conroy, Jr.                        John E. Murray, Jr.

/s/ John F. Cunningham                     /s/ Marjorie P. Smuts
John F. Cunningham                         Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.                /s/ John S. Walsh
Lawrence D. Ellis, M.D.                    John S. Walsh